    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1994

                                                       REGISTRATION NO. 33-45914
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                                _______________

                         JACOBS ENGINEERING GROUP INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                          95-4081636
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             251 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
                              ____________________

                         JACOBS ENGINEERING GROUP INC.
                         1981 EXECUTIVE INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                             _____________________

                              JOHN W. PROSSER, JR.
                             251 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                (818)  449-2171
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES PURSUANT TO THE PLAN: THIS REGISTRATION STATEMENT BECAME EFFECTIVE ON FEBRUARY 21, 1992 WITH SALES MADE FROM THAT DAY FORWARD.

                             _____________________

PURSUANT TO RULE 429 THIS REGISTRATION STATEMENT AND THE PROSPECTUS CONTAINED HEREIN ALSO RELATE TO THE INCENTIVE AWARDS REGISTERED BY THE ABOVE ISSUER ON FORM S-8, FILE NO. 33-12856.

================================================================================

                         JACOBS ENGINEERING GROUP INC.
                             ---------------------
                             CROSS REFERENCE SHEET
                            PURSUANT TO RULE 404(C)


       ITEM NUMBER AND CAPTION              HEADING IN PROSPECTUS
       -----------------------              ---------------------
1.     Plan Information                     (1)   Cover page;

       (a)  General Plan Information        (2)   The Plan - Purpose;
                                                  - Termination, Amendment
                                                  or Discontinuance of the Plan;
                                                  Effect of Certain Capital
                                                  Changes on Incentive Awards

                                            (3)   Plan Not Subject to ERISA
                                            (4)   Incorporation of Certain
                                                  Documents by Reference;
                                                  The Plan - Administration

       (b)  Securities to Be Offered        (1)   Cover page
                                            (2)   Not applicable

       (c)  Employees who may Participate   The Plan -
            in the Plan                     Eligible Employees; Outside
                                            Director Stock Options

       (d)   Purchase of Securities         (1)   The Plan - Forms of Incentive
             Pursuant to the Plan and             Awards under the Plan; Outside
             Payment for Securities               Director Stock Options
             Offered
                                            (2)   The Plan - Payment of
                                                  Withholding Taxes; Outside
                                                  Director Stock Options
                                            (3)   Not applicable
                                            (4)   Not applicable
                                            (5)   The Plan - Administration
                                            (6)   Securities Subject to the Plan

       (e)  Resale Restrictions             Not applicable

       (f)  Tax Effects of Plan             Federal Income Tax Consequences;
            Participation                   Outside Director Stock Options

       (g)  Investment of Funds             Not applicable

       (h)  Withdrawal from the Plan;       (1)    Not applicable
            Assignment of Interest          (2)    The Plan - Forms of Awards
                                                   Under the Plan; Outside
                                                   Director Stock Options

       (i)  Forfeitures and Penalties       Not applicable

       (j)  Charges and Deductions          Not applicable
            and Liens Therefor

2.     Registrant Information and           Available Information;
       Employee Plan Annual Information     Incorporation of Certain
                                            Documents by Reference

PROSPECTUS


                         JACOBS ENGINEERING GROUP INC.

              2,601,855 Shares of Common Stock ($1.00 Par Value)
                      Under 1981 Executive Incentive Plan

                        --------------------------------

                          Offered as set forth herein

                     to directors and eligible employees of

                         JACOBS ENGINEERING GROUP INC.


               and to eligible employees of certain subsidiaries
                                pursuant to the

                         JACOBS ENGINEERING GROUP INC.
                         1981 EXECUTIVE INCENTIVE PLAN

                         ------------------------------

         THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                       ----------------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 29, 1994

    THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
THE COMPANY.......................................................   4

AVAILABLE INFORMATION.............................................   4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................   4

THE PLAN..........................................................   6

    History.......................................................   6

    Purpose.......................................................   6

    Administration................................................   6

    Eligible Employees............................................   7

    Forms of Incentive Awards Under the Plan......................   7

    Termination, Amendment or Discontinuance of the Plan..........   9

    Effect of Certain Capital Changes on Incentive Awards.........  10

    Payment of Withholding Taxes..................................  10

FEDERAL INCOME TAX CONSEQUENCES...................................  11

    Incentive Awards..............................................  11

    Nonqualified Stock Options....................................  11

    Incentive Stock Options.......................................  11

    Stock Appreciation Rights.....................................  12

    Restricted Stock..............................................  12

    Alternative Minimum Tax.......................................  12

    Disallowed Investment Interest................................  12

    Disposition of Shares.........................................  12

    Withholding Taxes.............................................  13

    State Income Taxes............................................  13

                        TABLE OF CONTENTS
                           (Continued)

                                                                   PAGE
                                                                   ----
    Outside Director Stock Options................................  13

OUTSIDE DIRECTOR STOCK OPTIONS....................................  13

SECURITIES SUBJECT TO THE PLAN....................................  15

INCENTIVE AWARDS AND STOCK OPTIONS OUTSTANDING....................  15

PLAN NOT SUBJECT TO ERISA.........................................  15

FEDERAL SECURITIES LAW ASPECTS....................................  15

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES....................  17

EXPERTS...........................................................  17

LEGAL OPINIONS....................................................  18

                                      THE COMPANY

              The Company was incorporated under the laws of the State of Delaware on January 8, 1987. On March 4, 1987, it succeeded by merger to the business and assets of Jacobs Engineering Group Inc., a California corporation that in 1974 had succeeded to a business commenced in 1947. Unless the context otherwise requires, all references herein to the "Company" are to both the Delaware corporation and its predecessors. The executive offices of the Company are located at 251 South Lake Avenue, Pasadena, California 91101, telephone (818) 449-2171.

                             AVAILABLE INFORMATION

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials can also be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10006.

              The Company has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements and schedules filed therewith or incorporated therein by reference. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated therein by reference, each statement being qualified in its entirety by such references. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of any and all parts thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                        --------------------------------

              The Company furnishes to its stockholders and will furnish to holders of options and other Incentive Awards under the Plan described in this Prospectus annual reports containing audited financial statements accompanied by the report of its independent auditors and quarterly reports containing unaudited financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              There are incorporated herein by reference the following documents of the Company heretofore filed with the Commission:

              (1) The Annual Report on Form 10-K of the Company for the year ended September 30, 1993;


              (2) The Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 1993;

              (3) The description of the Common Stock of the Company contained in its Registration Statement on Form 8-A dated November 16, 1989; and

              (4) The description of the Stock Purchase Rights of the Company contained in its Registration Statement on Form 8-A dated December 21, 1990.

              All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

              From time to time, the Company may also update the information contained in this Prospectus either by (i) preparing a Supplement to the Prospectus setting forth such updated information, or (ii) setting forth such updated information in the Company's Annual Report to Stockholders or Proxy Statement, and such information shall be deemed to be incorporated by reference herein.

              Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in any other subsequently filed document modifies or replaces such statement. Any such statement so modified or superseded cannot be deemed to constitute a part of the Prospectus, except as so modified or superseded.

              Additional information concerning the Company is set forth in its Annual Report to Stockholders. The Company has furnished or will furnish to each employee to whom this Prospectus is sent or given a copy of the Company's Annual Report to Stockholders for its most recent fiscal year.
    The Company also will deliver to all employees participating in the Plan who do not otherwise receive such material copies of all reports, proxy statements and other communications distributed to stockholders generally.

              The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference, including the Plan (other than exhibits to such documents). Such persons may obtain copies of any of the documents referred to in this section of the Prospectus from John W. Prosser, Jr., Senior Vice President, Finance and Administration and Treasurer, Jacobs Engineering Group Inc., 251 South Lake Avenue, Pasadena, California 91101, telephone (818) 449-2171.

                                      THE PLAN

    HISTORY


              The Jacobs Engineering Group Inc. 1981 Executive Incentive Plan (the "Plan") was adopted by the Board of Directors of the Company on October 29, 1980 and was approved by the shareholders of the Company at the annual meeting of shareholders on February 10, 1981. The effective date of the Plan was October 29, 1980. On February 9, 1982 the shareholders of the Company amended the Plan to permit the granting of incentive stock options under the Plan. On February 14, 1989 the shareholders of the Company extended the expiration date of the Plan from January 1, 1990 to January 1, 1999. On February 11, 1992 the shareholders increased the number of shares available for issuance under the Plan to 1,995,000 shares. On March 25, 1993 the Board of Directors adopted resolutions approving the Outside Director Stock Option provisions of the Plan. These were approved by the shareholders at their annual meeting on February 8, 1994. On March 24, 1994, there were 2,591,455 shares reserved for issuance under the Plan, of which 1,154,455 shares were subject to outstanding stock options. Of the shares reserved for issuance, 100,000 shares were reserved for Outside Director Stock Options, of which 24,000 shares were subject to outstanding options.


              As a result of these changes, the Plan now provides for two separate categories of awards:


              (a) The "Incentive Awards" ( as described below under "The Plan - Forms of Incentive Awards Under the Plan") that may be granted only to salaried employees of the Company, including salaried directors and officers; and


              (b) "Outside Director Stock Options" that may be granted only to directors of the Company who are not salaried employees.


   This Prospectus describes both categories of awards.

    PURPOSE

              The purpose of the Plan is to attract and retain, and to provide an incentive for, the officers, directors and key employees of the Company and its subsidiaries.

    ADMINISTRATION


              The Incentive Awards granted under the Plan are administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee") consisting of three members appointed by the Board of Directors of the Company. The Board of Directors may at any time remove members from, or add members to, the Committee. The members of the Committee receive no compensation from the Plan and may not receive awards under the Plan, but they are compensated by the Company for their services as members of the Committee. The Committee is authorized to approve grants of Incentive Awards under the Plan, to interpret the Plan, to fix the forms and terms of options or Incentive Awards and the time of issuance, and to implement any provision of the Plan by appropriate rules and determinations. The terms of Incentive Awards approved by the Committee need not be identical. The Committee will, on request, send to each employee receiving Incentive Awards under the Plan a report summarizing the amount and status of outstanding Incentive Awards held by such employee.

              The names and positions with the Company of the present members of the Committee are as follows: Robert M. Barton, Director and Secretary of the Company; J. W. Simmons, Director of the Company; and James Clayburn LaForce, Director of the Company.


              The Committee has no authority over the Outside Director Stock Option provisions of the Plan; grants of Outside Director Stock Options are made automatically pursuant to a fixed formula included in the Outside Director Stock Option provisions of the Plan in order to exempt such provisions from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the provisions of Rule 16b-3 of the Securities Exchange Commission thereunder. See "Federal Securities Law Aspects", below.

    Additional information about the Plan and its administration may be obtained from John W. Prosser, Jr. at the address and telephone number shown above.

    ELIGIBLE EMPLOYEES


              The Committee will determine from time to time those employees of the Company and its subsidiaries who are to be granted Incentive Awards under the Plan, the type of Incentive Award to be granted and the number of shares of Common Stock to be subject to each award. Only salaried officers or other salaried key employees of the Company and its subsidiaries are eligible to receive Incentive Awards under the Plan. The Company estimates that there are approximately 250 employees of the Company and its subsidiaries eligible to receive Incentive Awards under the Plan. There are presently 103 employees holding options under the Plan. No other type of Incentive Award has been granted under the Plan. No employee is obligated to accept any option or other form of award under the Plan or to exercise any rights under any such option or other award.

    FORMS OF INCENTIVE AWARDS UNDER THE PLAN

              The Plan provides for four types of Incentive Awards ("Incentive Awards"): (a) Nonqualified stock options; (b) incentive stock options; (c) stock appreciation rights and (d) restricted stock. Each of these forms of Incentive Award is discussed below.

              1. Stock Options.  Except as noted below, the terms upon which
                 -------------
    nonqualified stock options and incentive stock options may be granted are identical.

              A nonqualified stock option grants the right to purchase Common Stock of the Company at a price that may not be less than 85% of the fair market value of the Common Stock on the date the option is granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant, and an incentive stock must comply with certain additional requirements of Section 422 of the Internal Revenue Code of 1986.

              The terms and conditions of the options will be subject to and evidenced by an agreement executed by the option holder. All such agreements will require the optionee to remain in the employ of the Company or a subsidiary for a period of at least one year following the date of the grant of the option. A stock option will become exercisable in such amounts and during such time periods as the Company may in its sole discretion determine and provide in the option agreement. In no event, however, shall a stock option be exercisable after the expiration of the tenth year following the date on which the option is granted. Option holders should refer to their option agreements to determine the dates during which their options are exercisable.

              Options may not be transferred by the optionee other than by will or the laws of descent and distribution.


              Except as set forth in this Prospectus all options terminate when an optionee ceases to be employed by the Company or a subsidiary. If an optionee ceases to be an employee of the Company for any reason other than termination for cause, then the options held by such optionee may thereafter be exercised for no more than the number of shares for which the options may be exercised on the date of such cessation of employment. If the optionee's right to exercise survives cessation of employment, then, unless the cause of such cessation is death or disability, as described in the next paragraph, the options may be exercised until the earlier of the normal expiration date of the option or a period of three months following the date the optionee's employment ceases.

              If an optionee is permanently and totally disabled or dies while employed by the Company or during a period of time following the optionee's retirement or termination when the option could be exercised, then the option may be exercised (to the extent it is exercisable at the date of retirement or disability) at any time until the earlier of the normal expiration date of the option or one year following the date of disability or death. If the optionee has died or if the optionee's disability makes it impracticable for the optionee to exercise the option, then the optionee's executor, trustee, conservator or other personal representative may exercise the option.

              If an optionee is dismissed for cause, of which the Committee will be the sole judge, then all options held by such optionee shall immediately terminate.

              If the Committee determines that for the purpose of the Plan an optionee who is on a leave of absence is to be considered as in the employ of the Company, then the optionee may exercise the option as to the number of shares for which it was exercisable at the commencement of the leave of absence. A leave of absence does not extend the term of a stock option.

              A person electing to exercise a stock option must give written notice to the Company of such election and of the number of shares he has elected to purchase and tender the full purchase price for such shares. The purchase price must be paid in cash or its equivalent acceptable to the Company. In the sole discretion of the Company, the purchase price may be paid by the assignment and delivery to the Company of Common Stock of the Company already owned by the option holder or a combination of cash and such shares equal in value to the option exercise price. The shares surrendered by the optionee will be valued for such purpose at their fair market value on the date of exercise as determined by the Company.

              2. Stock Appreciation Rights.  The Company may grant employees
                 -------------------------
    stock appreciation rights in conjunction with an option pursuant to which the holder can elect to exercise the stock appreciation right and surrender the related unexercised option in exchange for cash and/or shares in an amount equivalent to the excess of the fair market value of the option shares as of the date of exercise over the purchase price specified in the option agreement for such shares. The Plan confers on the Company discretion to make payment in shares or in cash with the intent that, in most instances, payment will be made 50% in cash and 50% in Common Stock.

              A stock appreciation right is exercisable only at the time or times, and only to the extent, that the related option is exercisable. A stock appreciation right is not transferable except to the extent that a related option may be transferable.

              To the extent that options are exercised, any related stock appreciation right will be proportionately reduced by the number of shares equal to the number of shares with respect to which the options are exercised.

              3. Restricted Stock.  The Company may award to an employee
                 ----------------
    "restricted stock" that cannot be sold, exchanged, donated, pledged, hypothecated or otherwise transferred during the employee's lifetime or on his death unless or until the restrictions on such transfer have lapsed. These restrictions are referred to in the Plan as "Forfeiture Restrictions".

              The Forfeiture Restrictions will lapse, thus allowing the holder of restricted stock to sell or otherwise transfer his restricted stock, upon the expiration of the period of time fixed by agreement with the employee upon issuance of the restricted stock. However, the Forfeiture Restrictions may not be removed sooner than as provided in the following schedule:

                                                       Stock Free of
         Time From Date                                  Forfeiture
           of Grant                                     Restrictions
         --------------                               ----------------

         After first year........................             20%
         After second year.......................             40%
         After third year........................             60%
         After fourth year.......................             80%
         After fifth year........................            100%

              In the event of termination of the employee's employment with the Company for any reason (including death, unless the Company in its sole discretion decides to terminate the Forfeiture Restrictions following the death of such employee), the employee is obligated, for no consideration, to forfeit and surrender the restricted stock to the Company to the extent that the restricted stock is still subject to the Forfeiture Restrictions.

              In order to enforce the restrictions imposed upon the restricted stock, certificates representing restricted stock may be appropriately legended to reflect the Forfeiture Restrictions. In addition, the Company may require any employee to enter into an escrow agreement that provides that such certificates will remain in the physical custody of an escrow holder until the Forfeiture Restrictions imposed on the restricted stock expire or have been removed.

    TERMINATION, AMENDMENT OR DISCONTINUANCE OF THE PLAN

              The Plan terminates on January 1, 1999, and no Incentive Awards or Outside Director Stock Options may be granted under the Plan after that date, but such termination will not affect any Incentive Awards or Outside Director Stock Options granted prior to that date that by their terms expire after that date.


              The Board of Directors of the Company may in its discretion amend, suspend or terminate the Plan at any time. However, no amendment, suspension or termination may alter, terminate, impair or adversely affect any Incentive Awards or Outside Director Stock Options previously granted under the Plan without the consent of the holder. In addition, the Board of Directors may not amend the Outside Director Stock Option provisions of the Plan more often than every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules and regulations thereunder.


    EFFECT OF CERTAIN CAPITAL CHANGES ON INCENTIVE AWARDS


              If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares of other securities are distributed with respect to such shares as a result of a merger, consolidation, recapitalization or other reorganization, stock dividend, stock split or similar distribution of securities of the Company, then an appropriate and proportionate adjustment will be made in the Incentive Awards that have been or may be granted under the Plan.

              However, in the event of a dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company, all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all Forfeiture Restrictions will be removed unless provision is made in connection with the transaction for the continuance of the Plan and the assumption or substitution for such Incentive Awards of new Incentive Awards covering the stock of the successor corporation (or a parent or subsidiary of that corporation) with appropriate adjustment as to the number and kind of shares and prices.


              If the employment with the Company of a holder of an Incentive Award is terminated for any reason within three years following a "change in control" of the Company, then all options and stock appreciation rights held by him under the 1981 Plan will be fully vested and exercisable, and all forfeiture provisions imposed on restricted stock will lapse. A "change in control" means a change in control of such a nature that it would be required to be reported to the United States Securities and Exchange Commission, and in any event will be deemed to have occurred if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power for election of directors of the Company, (ii) during any period of two consecutive years or less individuals who at the beginning of the period constituted all of the members of the Board of Directors of the Company fail to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period, (iii) the shareholders of the Company approve any merger as a result of which the Common Stock would be changed, converted or exchanged for the shares of another corporation, any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, or (iv) the shareholders of the Company approve a merger as a result of which persons who were shareholders of the Company immediately prior to the merger will have beneficial ownership of less than 50% of the combined voting power for the election of directors of the surviving corporation following the merger. However, in no such event will a change in control be deemed to have occurred if, prior to the occurrence of one of the events listed above that would otherwise cause a change in control, the Board of Directors determines that such event will not constitute a change in control.

    PAYMENT OF WITHHOLDING TAXES

              The Plan permits the use, in the sole discretion of the Company, of shares of Common Stock of the Company to pay local, state, federal and foreign withholding taxes due on the exercise of an option based upon the closing price of the stock on the New York Stock Exchange on the date such tax is due (the "Tax Date"), which is normally the date of exercise.

              Optionees may pay such taxes either by assigning shares of Common Stock of the Company to the Company or by authorizing the Company to withhold from the shares to be acquired upon such exercise shares of such stock with a value on the Tax Date equal to the closing price on that date.

              Directors and executive officers of the Company ("Insiders") who are subject to the rules under Section 16 of the Securities Exchange Act of 1934 (See "Federal Securities Law Aspects", below) may elect to use stock to pay withholding taxes only (a) during the ten day period commencing on the third business day following the public release by the Company of its annual or quarterly earnings and ending 12 business days after such date, or (b) by making an irrevocable election to use stock to pay withholding taxes at any time at least six months prior to the Tax Date. Such elections may be revoked at any time by written notice to the Company, but take effect only after six months from the date such notice is delivered. Exceptions may be made for Insiders who die or become disabled and their estates.

              In no event may the amount of withholding taxes to be satisfied with Common Stock of the Company exceed an amount determined by the maximum tax rate applicable to the optionee under applicable federal, state and local income tax laws.

                        FEDERAL INCOME TAX CONSEQUENCES

              The following summary of federal income tax rules applicable to Incentive Awards and Outside Director Stock Options under the Plan does not purport to be complete. Holders of Incentive Awards, including holders of stock options, should consult their tax advisers regarding the tax consequences thereof, including the tax consequences of exercising stock options and of disposing of shares acquired upon the exercise thereof.


    INCENTIVE AWARDS

              Nonqualified Stock Options.  With respect to nonqualified stock
              --------------------------
    options the difference between the option price and the fair market value of the Common Stock of the Company at the date the option is exercised is taxable as ordinary income to the optionee and is deductible by the Company for federal income tax purposes. Subject to restrictions concerning the timing of purchases and sales of securities of the Company imposed by the federal securities laws, the option holder may dispose of his stock at any time. See "Federal Securities Law Aspects", below. The option holder's holding period for such stock will run from the date the stock is issued.

              Generally, when a holder of stock acquired upon exercise of a nonqualified stock option sells such stock, his basis therein will be the original purchase price plus the amount of ordinary income on which he was taxed at the time of the exercise, and any gain or loss realized on such basis will be capital gain or loss.

              Incentive Stock Options.  An optionee will not be taxed upon the
              -----------------------
    exercise of an incentive stock option, unless the alternative minimum tax, discussed below, applies.

              If the optionee holds the incentive stock option shares for a period ending on the later of (i) one year from the date the shares are transferred to the optionee upon exercise of the option, or (ii) two years from the date the option is granted, then the optionee will recognize any gain or loss (based on the difference between the purchase price of the shares and the price received on their sale) on the sale of the shares as capital gain or loss, and the Company will not be entitled to any federal income tax deduction.

              However, a "disqualifying disposition" will occur if the optionee disposes of the shares after two years from the date of the granting of the incentive stock option, but within one year after the transfer of the shares to him. In such case the optionee will realize ordinary income in an amount equal to the difference between the exercise price and the value of the shares at the time of exercise, even if the sales price is less than the value of the shares at the time of exercise. The excess, if any, will be capital gain. If the optionee disposes of the shares after holding them for more than one year following the date of exercise but within two years after the date the incentive stock option was granted to him (currently not possible under the Plan), then any gain realized will be taxed as ordinary income in the year of sale in an amount equal to the difference between the exercise price and either the value of the shares at the time of exercise or the sale price, whichever is less, and the excess, if any, of the sales price over the value of the shares at the time of exercise will be treated as capital gain if the optionee held such shares for more than one year following exercise of the option. The Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares. If an optionee exercises an incentive stock option and makes payment therefor with shares of the Company, neither the optionee nor the Company will recognize gain or loss at the time of exercise.

              Stock Appreciation Rights.  An employee receiving a stock
              -------------------------
    appreciation right in conjunction with an option under the Plan will not realize any income upon receipt of the stock appreciation right, nor will the Company be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the rights are exercised and the shares are transferred or the cash paid to him. The amount of such income will be equal to the cash received and/or the fair market value of shares received.

              Restricted Stock.  An employee receiving restricted stock under
              ----------------
    the Plan will not realize any income upon receipt of the restricted stock, nor will the Company be entitled to a deduction for federal income tax purposes in the year the restricted stock is received by the employee. Ordinary income will be realized by the holder at the time that the restricted stock is vested in the employee and no longer subject to a substantial risk of forfeiture - that is, at the time the Forfeiture Restrictions have expired or are removed. The amount of such ordinary income will be equal to the fair market value of the restricted stock on the date that the Forfeiture Restrictions with respect to such shares have been removed. If the employee recognizes such ordinary income, then the Company will be entitled to a tax deduction in the same amount as such income.

              Alternative Minimum Tax.  The amount by which the fair market
              -----------------------
    value of stock acquired on the exercise of an incentive stock option exceeds the option price constitutes an adjustment item for purposes of the alternative minimum tax. For alternative minimum tax purposes, stock acquired upon the exercise of an incentive stock option has a tax basis that includes the incentive stock option preference.

              Disallowed Investment Interest.  When money is borrowed to
              ------------------------------
    purchase shares by means of the exercise of stock options, interest paid on the amount borrowed will be treated as investment interest. There are limits on the amount of investment interest that is deductible.

              Disposition of Shares.  When an employee disposes of restricted
              ---------------------
    stock or shares acquired pursuant to a stock appreciation right, any amount received in excess of the basis of such shares will be treated as capital gain. The employee's basis in the shares so acquired will be equal to any amount paid for the shares plus the amount of any compensation includable in his gross income by virtue of his receipt of the shares. If the amount received is less than the basis of the shares, the loss will be treated as a capital loss.

              Withholding Taxes.  The Company may make any provision that it
              -----------------
    deems appropriate for the withholding of taxes required to be withheld under any applicable federal, state or local law. The Company is required to withhold when the employee recognizes ordinary income as described above. See also the discussion of disqualifying dispositions under "Federal Income Tax Consequences", above.

              State Income Taxes.  All optionees, including outside directors,
              ------------------
    should also be aware that the consequences under applicable state income tax laws may not be the same as under the federal income tax laws.


    OUTSIDE DIRECTOR STOCK OPTIONS


              Holders of Outside Director Stock Options will not recognize any income upon the receipt of an Outside Director Stock Option, and the Company will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the Outside Director Stock Option is exercised and the shares delivered to the holder. The amount of such income will be the difference, if any, between the option price and the Fair Market Value of the shares on the date of exercise. The Company is not currently required to withhold any income tax with respect to such income. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the holder is deemed to have realized at the time of exercise. When the holder of stock acquired upon the exercise of an Outside Director Stock Option disposes of the shares, the difference between the sales price and the holder's tax basis in such shares will be treated as long or short-term capital gain or loss depending upon the holding period for the shares.


                         OUTSIDE DIRECTOR STOCK OPTIONS


              Under the Outside Director Stock Option provisions of the Plan all outside directors (directors who are not employed by the Company) in office on April 1, 1993 or thereafter are automatically granted a nonqualified stock option for 2,000 shares of common stock on the first day of the month following the date of their election to office. The directors in office on April 1, 1993 were automatically granted such options for 2,000 shares on April 1, 1993. In addition, on March 1 of each year thereafter until the Plan expires on January 1, 1999 all outside directors are automatically granted additional Outside Director Stock Options for 1,000 shares each.
    The amounts of these grants are fixed by the Plan and are not subject to adjustment for stock dividends, stock splits or other similar changes in the capitalization of the Company.


              The option price of shares subject to Outside Director Stock Options is the Fair Market Value of the shares on the date of grant. For this purpose " Fair Market Value" means the greater of the average of the closing prices of the common stock of the Company as reported in the composite transaction reports of the New York Stock Exchange for the ten trading days ending on the second trading day prior to the date of grant or the closing price reported for the date of grant.


              Outside Director Stock Options may not be exercised until one year following the date they are granted, and no Outside Director Stock Option may be exercised prior to August 9, 1994, the date six months following the date on which the shareholders of the Company approved the Outside Director Stock Option provisions of the Plan.


              Outside Director Stock Options are exercisable in four successive annual installments of 25% of each option commencing one year following the date of grant and expire ten years following the date of grant unless sooner exercised or terminated. No installment of an Outside Director Stock Option that has not become exercisable on the date on which the holder of the option ceases to be a director of the Company for any reason will thereafter become exercisable.

              If the holder of an Outside Director Stock Option retires, resigns or is replaced as a director for any reason other than death, retirement or disability while holding such an option, then the option will expire on the later of three months from retirement or one year following the date of death if the holder dies within the three-month period. Otherwise the option will expire one year from the date of death of the holder or, in the case of disability, one year from the date upon which the holder resigns from the Board by reason of such disability. If an Outside Director retires, then the option will terminate one year from the date of retirement, or one year from the date of death if the director dies during the year following retirement. For this purpose "retirement" means a director's resignation from the Board of Directors after having served for at least five years as a director and having attained the age of 70 years.

              Outside Director Stock Options may not be transferred other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. After the death of the holder of an Outside Director Stock Option the exercisable portion may be exercised by the director's personal representative or any person empowered to do so during the time periods stated above.

              When exercising an Outside Director Stock Option the holder may pay for the shares in cash or with shares of common stock of the Company having a total Fair Market Value on the date of exercise equal to the total option price of the shares being purchased.

              Outside Director Stock Options are not subject to the Change of Control provisions of the 1981 Plan. See "The Plan - Termination, Amendment or Discontinuance of the Plan", above. However, upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more other companies as a result of which the Company is not the surviving corporation or upon the sale or substantially all of the assets of the Company all Outside Director Stock Options then outstanding become fully vested and exercisable unless provisions are made in connection with such transaction for the continuation of the Outside Director Stock Option provisions of the Plan or the assumption or substitution of new options for stock of the successor corporation for the old options by the successor corporation, with appropriate adjustments as to the number and kind of shares and prices.

              If the Outside Director Stock Option is exercised by anyone other than the outside director to whom it was granted, then the Company may request reasonable proof, satisfactory to it, of the authority of such person to exercise the option.

              If income tax withholding on the exercise of an Outside Director Stock Option is hereafter imposed, then all or any portion of any federal, state, local or foreign taxes required to be withheld may be satisfied by the option holder's electing in writing either to deliver common stock of the Company with a Fair Market Value on the date such withholding is required to be made equal to the taxes required to be withheld, or to request that the Company withhold from the shares to be issued on the exercise common stock with a Fair Market Value on the date such withholding is required to be made equal to the amount of taxes to be withheld. In no event may the amount of taxes to be satisfied by these procedures exceed the total amount of taxes payable by the option holder with respect to the exercise computed at the maximum rate applicable to the holder at the time of election.

              The election to use shares of common stock to satisfy withholding taxes must be made in a written instrument signed by the holder and specifying the number of shares to be withheld or formula pursuant to which the number of shares to be withheld may be determined and made irrevocable; or it must be made in compliance with then effective Rules and Regulations of the Securities and Exchange Commission.

                         SECURITIES SUBJECT TO THE PLAN

              The only class of securities of the Company issuable under the Plan is the Common Stock ($1.00 par value) of the Company. The shares to be delivered under the Plan may be made available, at the discretion of the Board of Directors, from either authorized but unissued shares or shares purchased on the open market. If any outstanding option under the Plan expires or is terminated for any reason, or if any restricted stock is forfeited for any reason, then the unpurchased shares subject to the option and the restricted stock that is forfeited again becomes available for issuance under the Plan, but shares as to which an option has been surrendered in connection with the exercise of a related stock appreciation right do not become available for issuance under the Plan.

                 INCENTIVE AWARDS AND STOCK OPTIONS OUTSTANDING

              On March 24, 1994 there were nonqualified stock options outstanding under the Plan for 1,154,455 shares at exercise prices ranging from $4.25 to $28.25, with an average price for all outstanding options of $19.18. On the same date there were 1,437,000 shares available for the grant of Incentive Awards under the Plan. No stock appreciation rights or shares of restricted stock have been awarded under the Plan, and there are no incentive options presently outstanding.

              On March 24, 1994 there were Outside Director Stock Options outstanding for 24,000 shares at exercise prices of $25.84 and $28.50 with an average exercise price of $27.41; on the same date there were 76,000 shares available for the grant of additional Outside Director Stock Options.

                           PLAN NOT SUBJECT TO ERISA

              The Plan is not an "employee benefit plan" within the meaning of
    Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and, as such, is not subject to any provisions of ERISA.

              The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code, which is applicable to pension, profit sharing and stock bonus plans subject to ERISA, and has not been so qualified.

                         FEDERAL SECURITIES LAW ASPECTS

              Certain aspects of the federal securities laws affect officers, directors and other "affiliates" of the Company. The following summary of those securities law aspects does not purport to be complete. It is only intended to make the persons affected thereby aware of those aspects. Such persons should consider consulting legal counsel before entering into any transactions with respect to the shares of the Company or Incentive Awards or Outside Director Stock Options granted under the Plan.

              Section 16 of the Securities Exchange Act of 1934.  Section 16(a)
              -------------------------------------------------
    of the Securities Exchange Act of 1934 (the "Act") requires certain officers of the Company, including the chairman of the board, the president, the principal financial officer, the principal accounting officer, and each vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), and any other officer who performs a policy-making function for the Company, including officers and employees of subsidiaries who perform policy-making functions for the Company, as well as all directors and all persons who own more than ten percent of the stock of the Company ("Insiders") to report on Forms 3, 4 or 5, to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange their beneficial interest, whether directly in their own names or otherwise, in the "equity securities" of the Company as well as any changes therein.
    Under the Act the term "equity security" includes stock, any security convertible into stock, and any option, warrant or right to acquire an equity security.

              Section 16(b) of the Act provides that, if a person required to file Forms 3, 4 or 5 either purchases and then sells, or sells and then purchases, equity securities of the Company within any six-month period, then such person is liable to pay the Company the full amount of his "profit", as computed under rules promulgated by the Commission and applicable judicial decisions. However, Rule 16b-3 of the Commission provides that, if certain complex conditions are met by a stock option plan or other plan pursuant to which employees may acquire stock or other equity securities of their employer, then neither the grant of an option to purchase such securities nor the transaction pursuant to which the securities are acquired will be regarded as a purchase for the purpose of the foregoing rules. However, the sale of securities acquired pursuant to such a plan will be matched with any purchase of securities by any means other than pursuant to the plan for the purpose of such rules.

              The conditions to the applicability of the Rule 16b-3 exemption are the following:

              (a) The plan must be in writing and must contain certain specified provisions, including terms of eligibility to participate, the price or means or determining the price at which shares may be acquired and the number of shares that may be awarded;

              (b) The plan must contain restrictions on the transferability of the option other than for transfers by will or pursuant to the laws of descent and distribution or a qualified domestic relations order;

              (c)  The plan must be approved by the shareholders of the Company;

              (d) The option and the stock acquired upon exercise of the option must be held for a total of at least six months from the date the option is granted; and

              (e)  either:

                   (i) The plan must be administered by the board of directors or a committee of the board of directors, none of whom is eligible to receive an option or has been eligible to receive an option for at least a year prior to the date of grant, or

                   (ii) Grants of options must be pursuant to a fixed formula specifying the persons to receive options, the number of options to be received and the exercise price or a formula pursuant to which the exercise price can be determined.

    The provisions of the Plan pertaining to the grant of Incentive Awards to the employees of the Plan are administered by a committee of directors who are not, and never have been, eligible to receive Incentive Awards; the Outside Director Stock Options are granted to outside directors pursuant to a fixed formula over which they have no control. Accordingly, the Company believes that all of the provisions of the Plan comport with the requirements of Rule 16b-3. However, the foregoing description of Rule 16b-3 does not purport to be complete and is qualified in all respects by the text of the Rule.

              Persons required to report on Forms 3, 4 and 5 may not sell any equity securities of the Company that they own of record or in which they have any beneficial interest "short" or "against the box" or in any like transaction.

              The rules of the Securities and Exchange Commission under Section 16 are complex. All Insiders should consult counsel for the Company or their own counsel before entering into any transaction relating to shares of the Company or any options or other rights under the Plan.


              Affiliates.  Any person who directly, or indirectly through one or
              ----------
    more intermediaries, controls, is controlled by, or is under common control with the Company may be considered an "affiliate" of the Company. Directors and officers of the Company are presumed to be "affiliates" of the Company. An "affiliate" of the Company may not sell any shares of the Company except as follows:

                   (a) Pursuant to an effective registration statement under the Securities Act of 1933, as amended;

                   (b) In compliance with Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933; or

                   (c) Pursuant to an applicable exemption from registration under the Securities Act of 1933.

    Each officer and director of the Company, whether or not an "Insider", may be considered as an "affiliate" of the Company for the purpose of applying these restrictions. This Prospectus is not available for reoffers or resales of shares by affiliates.

              Nonaffiliates.  Employees who are not "affiliates" of the Company
              -------------
    may sell or otherwise transfer shares acquired pursuant to the Plan without regard to the restrictions imposed upon "affiliates".

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

              Section 145 of the Delaware General Corporation Law, the state of incorporation of the Company, the Bylaws of the Company and certain agreements between the Company and certain officers and directors of the Company and its subsidiaries provide for the indemnification of directors and officers under certain circumstances from certain liabilities, including liabilities arising under the Securities Act of 1933. The Company may also, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance that insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

              The consolidated financial statements of Jacobs Engineering Group Inc. incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended September 30, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are,and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS


               The legality of the Common Stock offered hereunder will be passed upon by Messrs. Barton, Klugman & Oetting, 333 South Grand Avenue, 37th Floor, Los Angeles, California 90071. Robert M. Barton, whose professional corporation is counsel to that firm, is Secretary and a director of the Company.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 3.   Incorporation of Documents by Reference
              ---------------------------------------

              The undertakings required by this item are set forth in the Prospectus comprising a portion of this Registration Statement under the caption "Incorporation of Certain Documents by Reference", and said undertakings and the documents referred to therein are hereby incorporated in this item by reference to the Prospectus.

    Item 6.   Indemnification of Directors and Officers
              -----------------------------------------

              Section 145 of the Delaware General Corporation Law, the state of incorporation of the Company, the Bylaws of the Company and certain agreements between the Company and certain officers and directors of the Company and of certain of its subsidiaries provide for the indemnification of directors and officers under certain circumstances from certain liabilities, including liabilities arising under the Securities Act of 1933. The Company may, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    Item 8.   List of Exhibits
              ----------------


    4.1 Jacobs Engineering Group Inc. 1981 Executive Incentive Plan, as amended and restated to date. Filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1993 and incorporated herein by reference.

    4.2 Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1993 and incorporated herein by reference.


    4.3 Bylaws of the Company. Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1992 and incorporated herein by reference.

    4.4 Rights Agreement dated as of December 20, 1990 by and between the Company and First Interstate Bank, Ltd. as Rights Agent. Filed as Exhibit (1) to the Company's Report on Form 8-K dated December 20, 1990 and incorporated herein by reference.

    5.        Opinion of Barton, Klugman & Oetting, including their consent.

    *23.      (a)  Consent of Ernst & Young, independent auditors.

              (b) Consent of Barton, Klugman & Oetting (included in Exhibit 5)

    ______________
    *  Filed herewith.

    Item 9.   Undertakings
              ------------
                  The undersigned Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan and the expiration of all options granted thereunder.

                  (4) That, for purposes of determining any liability under the
                      Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California on the 28th day of March, 1994.

                                   JACOBS ENGINEERING GROUP INC.


                                   By:           NOEL G. WATSON
                                       -----------------------------------
                                                 (Noel G. Watson)
                                          President and Chief Executive
                                                    Officer


                               POWER OF ATTORNEY


              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under "SIGNATURES" constitutes and appoints Joseph J. Jacobs, Noel G. Watson and John W. Prosser, Jr., his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                       Title                 Date
- ----------------------------   ----------------------   --------------

     NOEL G. WATSON            Director and Principal   March 28, 1994
- ----------------------------   Executive Officer
    (Noel G. Watson)

     JOSEPH J. JACOBS          Director                 March 28, 1994
- ----------------------------
    (Joseph J. Jacobs)

    JOSEPH F. ALIBRANDI        Director                 March 28, 1994
- ----------------------------
   (Joseph F. Alibrandi)

     ROBERT M. BARTON          Director                 March 28, 1994
- ----------------------------
    (Robert M. Barton)

         Signature                    Title                  Date
- -----------------------------     -------------------     --------------

     PETER H. DAILEY              Director                March 28, 1994
- -----------------------------
    (Peter H. Dailey)

     LINDA K. JACOBS              Director                March 28, 1994
- -----------------------------
    (Linda K. Jacobs)

     J. CLAYBURN LAFORCE          Director                March 28, 1994
- -----------------------------
    (J. Clayburn LaForce)

     DAVID M. PETRONE             Director                March 28, 1994
- -----------------------------
    (David M. Petrone)

                                  Director                         ,1994
- -----------------------------
    (James L. Rainey)

       J. W. SIMMONS              Director                March 28, 1994
- -----------------------------
      (J. W. Simmons)

     JOHN W. PROSSER, JR.         Principal Financial     March 28, 1994
- -----------------------------     Officer
    (John W. Prosser, Jr.)

     NAZIM G. THAWERBHOY          Principal Accounting    March 28, 1994
- -----------------------------     Officer
    (Nazim G. Thawerbhoy)

                         JACOBS ENGINEERING GROUP INC.

                               INDEX TO EXHIBITS


    Exhibit             Description                               Page
    -------             -----------                               ----

    23(a)               Consent of Ernst & Young, independent
                        auditors